EXHIBIT (22) SUBSIDIARIES OF THE REGISTRANT

The voting stock of the following subsidiaries is 100% owned by the
Registrant:

                                                  State or Sovereign
     Name of Subsidiary                           of Incorporation

          Vesta, Inc.                                       Montana
          Montana Sun, Inc.                                 Montana
          Rocky Mountain Fuels, Inc.                        Montana

                               E-3
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